EXHIBIT 10.70

INCREMENTAL AMENDMENT NO. 1,
dated as of November 27, 2018

to the

CREDIT AGREEMENT,
dated as of July 3, 2018

among

MICRON TECHNOLOGY, INC.,
as Borrower,

THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as Collateral Agent

JPMORGAN CHASE BANK, N.A.,
as Lead Arranger and Bookrunner

INCREMENTAL AMENDMENT NO. 1

INCREMENTAL AMENDMENT NO. 1 TO THE CREDIT AGREEMENT, dated as of November 27, 2018 (this “Amendment”), among Micron Technology, Inc., a Delaware corporation (the “Company” or “Borrower”), the other Loan Parties, the lenders party hereto (the “2018 Incremental Revolving Lenders”), JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent under the Credit Agreement (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 3, 2018 (as amended, restated, supplemented or otherwise modified from time to time heretofore, the “Existing Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, the Company desires to increase the aggregate amount of Revolving Commitments by an aggregate amount of $500,000,000 (the “2018 Incremental Revolving Commitments”); and

WHEREAS, subject to the terms and conditions set forth herein and with the consent of the 2018 Incremental Revolving Lenders, the 2018 Incremental Revolving Lenders have agreed to provide 2018 Incremental Revolving Commitments in the amounts set forth in Exhibit A hereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.    Defined Terms. Unless otherwise defined herein, terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement.

SECTION 2.    Incremental Revolving Facility.

(a)    Subject to the satisfaction of the conditions set forth in Section 4 below, each 2018 Incremental Revolving Lender with a 2018 Incremental Revolving Commitment set forth opposite its name on Exhibit A hereto agrees to provide Revolving Commitments or increase the amount of its existing Revolving Commitments, as applicable, in such amount as forth on Exhibit A and agrees, from time to time during the period from and including the 2018 Incremental Amendment Effective Date (as defined below) to the Revolving Maturity Date, to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s Revolving Commitment (after giving effect to such 2018 Incremental Revolving Commitment) in accordance with Sections 2.1, 2.2 and 2.3 of the Amended Credit Agreement. For the avoidance of doubt, the notice requirements set forth in Section 2.25(b) are hereby satisfied. From and after the 2018 Incremental Amendment Effective Date, except where the context otherwise requires, the 2018 Incremental Revolving Commitments shall constitute “Revolving Commitments” for all purposes of the Amended Credit Agreement, and all provisions of the Amended Credit Agreement applicable to Revolving Commitments shall be applicable to the 2018 Incremental Revolving Commitments, and each 2018 Incremental Revolving Lender shall have all of the rights and obligations of a “Lender” and a “Revolving Lender” under the Amended Credit Agreement and the other Loan Documents.

(b)    Each Lender’s Revolving Credit Exposure shall automatically be reallocated in accordance with such Lender’s Revolving Loan Percentage after giving effect to this Amendment and the 2018 Incremental Revolving Commitments made hereunder.

SECTION 3.    Amendments.

(a)    Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“2018 Incremental Amendment”: means that certain Incremental Amendment No. 1 to the Credit Agreement, dated as of November 27, 2018, among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“2018 Incremental Amendment Effective Date”: as defined in the 2018 Incremental Amendment.

“2018 Incremental Revolving Commitments”: as defined in the 2018 Incremental Amendment.

“2018 Incremental Revolving Lenders”: as defined in the 2018 Incremental Amendment.

(b)    Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the last sentence of the definition of “Revolving Commitments” as follows:

“As of the 2018 Incremental Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $2,500,000,000.”

(c)    Section 2.1 of the Existing Credit Agreement is hereby amended by adding the following sentence to the end of the paragraph:

“For the avoidance of doubt, with effect from the 2018 Incremental Amendment Effective Date, unless the context otherwise requires, the 2018 Incremental Revolving Commitments shall constitute “Revolving Commitments” for all purposes of this Agreement, and all provisions of this Agreement applicable to the Revolving Commitments shall be applicable to the 2018 Incremental Revolving Commitments.”

SECTION 4.    Conditions to Effectiveness. This Amendment and the obligation of the 2018 Incremental Revolving Lenders to make the 2018 Incremental Revolving Commitments to be made by it pursuant to Section 2(a) of this Amendment shall become effective on the date (the “2018 Incremental Amendment Effective Date”) that each of the following conditions shall have been satisfied or waived:

(a)    This Amendment shall have been executed and delivered by (i) a duly authorized officer of each Loan Party, (ii) the 2018 Incremental Revolving Lenders, (iii) the Administrative Agent and (iv) the Issuing Banks.

(b)    The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the 2018 Incremental Amendment Effective Date, in the case of the Borrower, substantially in the form of Exhibit A-1 to the Credit Agreement, and, in the case of the Guarantors substantially in the form of Exhibit A-2 to the Credit Agreement, each with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(c)    No Default or Event of Default shall have occurred and be continuing, or would result from the effectiveness of this Amendment on the 2018 Incremental Amendment Effective Date.

(d)    All representations and warranties contained in the Loan Documents shall be true and correct in all material respects on and as of the 2018 Incremental Amendment Effective Date, with the same effect as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects).

(e)    the Borrower shall be in compliance, on a pro forma basis (assuming the 2018 Incremental Revolving Commitments were drawn in full), with the financial covenants set forth in Section 6.6 of the Amended Credit Agreement recomputed as of the last day of the most recently ended fiscal quarter for which financial statements have been or were required to be delivered pursuant to Section 5.1 of the Amended Credit Agreement.

(f)    The Administrative Agent shall have received a certificate of a Financial Officer certifying compliance with Sections 4(c), (d) and (e) above, together with reasonably detailed calculations demonstrating compliance with Section 4(e) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 5.2 of the Amended Credit Agreement, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Interest Expense of the Borrower for the relevant period).

(g)    The Administrative Agent shall have received from the Company payment of all fees and expenses required to be paid to the Administrative Agent and 2018 Incremental Revolving Lenders on or before the 2018 Incremental Amendment Effective Date for which written invoices in reasonable detail have been submitted at least two Business Days prior to the 2018 Incremental Amendment Effective Date.

(h)    The Administrative Agent shall have received executed legal opinions from (i) Wilson Sonsini Goodrich & Rosati P.C., counsel to the Borrower and the Guarantors, (ii) the general counsel of the Borrower and (iii) Stoel Rives LLP, Idaho counsel to the Loan Parties, each in form and substance satisfactory to the Administrative Agent

(i)    (i) The Administrative Agent shall have received all documentation and information as is reasonably requested in writing at least five days prior to the 2018 Incremental Amendment Effective Date by any 2018 Incremental Revolving Lender about the Borrower and its Subsidiaries that is required by U.S. Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the 2018 Incremental Amendment Effective Date, any 2018 Incremental Revolving Lender that has requested, in a written notice to the Borrower at least 10 days prior to the 2018 Incremental Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(j)    With respect to each Mortgaged Property, the Administrative Agent shall have received a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination, and, to the extent a Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto and evidence of flood insurance, as required by Section 5.4(b) of the Existing Credit Agreement.

SECTION 5.    Representations of the Loan Parties. On and as of the 2018 Incremental Amendment Effective Date, after giving effect to this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and each Lender that this Amendment has been duly authorized by all necessary corporate or other organizational action. This Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 6.    No Other Amendment or Waivers; Confirmation; Reaffirmation.

(a)    Except as expressly provided hereby, all of the terms and provisions of the Existing Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as an amendment of any other provision of the Existing Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of any Loan Party that would require the waiver or consent of the Administrative Agent or the Lenders. This Amendment shall constitute a Loan Document for purposes of the Amended Credit Agreement and from and after the 2018 Incremental Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement in the Amended Credit Agreement shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.

(b)    Each Loan Party hereby (i) expressly acknowledges the terms of the Amended Credit Agreement, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) to which it is a party, (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, (iv) agrees that each Security Document secures all Obligations of the Loan Parties in accordance with the terms thereof and (v) further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

(c)    Each Loan Party hereby reaffirms, as of the 2018 Incremental Amendment Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations pursuant to the Guarantee and Collateral Agreement and its grant of Liens on the Collateral to secure the Obligations.

SECTION 7.    APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.16 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 8.    Miscellaneous. (a) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)    The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including permitted assignees of its Revolving Loans in whole or in part prior to effectiveness hereof).

SECTION 9.    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 10.    Post-Closing Obligations. Within 90 days after the 2018 Incremental Amendment Effective Date (which period may be extended in the reasonable discretion of the Administrative Agent upon the request of the Borrower), the Borrower or relevant Loan Party shall deliver to the Administrative Agent either:

(a)    written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Collateral Agent, and which may include assumptions, exclusions and limitations which are consistent with local opinion practice) from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that: (x) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Existing Credit Agreement, as amended pursuant to this Amendment, for the benefit of the Secured Parties; and (y) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Existing Credit Agreement, as amended pursuant to this Amendment, for the benefit of the Secured Parties; or

(b)    the following documents:

(i)    with respect to each Mortgage encumbering a Mortgaged Property, an amendment thereof (a “Mortgage Amendment”) duly executed and acknowledged by Borrower or the relevant Loan Party, in form for recording in the recording office where the Mortgage was recorded and in form approved by local counsel in the jurisdiction in which the Mortgaged Property is located, together with such certificates or affidavits as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(ii)    with respect to each Mortgage Amendment, a mortgage modification endorsement or other similar title product and at the reasonable request of the Agent, a recent title search or report (which shall not be required to “date-down” or otherwise extend the date of the policy) to the existing title policy relating to the Mortgage encumbering the applicable Mortgaged Property (a “Title Policy Endorsement”) and each such Title Policy Endorsement shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent which provide insurance to the effect that the validity and enforceability of the Mortgage, as amended by such Mortgage Amendment is not affected thereby; and

(iii)    evidence acceptable to the Collateral Agent of payment by the Borrower or relevant Loan Party of all applicable title insurance premiums, search and examination charges, and related charges, mortgage recording taxes, and expenses required for the recording of the Mortgage Amendments and issuance of the Title Policy Endorsements.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MICRON TECHNOLOGY, INC.

By:
Name:
Title:

MICRON SEMICONDUCTOR PRODUCTS, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and an Issuing Bank

By:
Name:
Title:

HSBC Bank USA, National Association, as an Issuing Bank

By:
Name:
Title:

[ ], as a 2018 Incremental Revolving Lender

By:
Name:
Title:

EXHIBIT A
2018 Incremental Revolving Commitments

2018 Incremental Revolving Lender	2018 Incremental Revolving Commitment
JPMorgan Chase Bank, N.A.	$22,500,000
HSBC Bank USA, National Association	$22,500,000
BNP Paribas	$16,000,000
Credit Agricole Corporate and Investment Bank	$16,000,000
Mizuho Bank, Ltd.	$16,000,000
DBS Bank Ltd.	$16,000,000
Oversea-Chinese Banking Corporation Limited	$16,000,000
Wells Fargo Bank, National Association	$176,000,000
Citibank N.A.	$15,000,000
Industrial and Commercial Bank of China Ltd., New York Branch	$15,000,000
MUFG Bank, Ltd	$15,000,000
Australia and New Zealand Banking Group Limited	$11,000,000
Credit Suisse AG, Cayman Islands	$11,000,000
Morgan Stanley Bank, N.A.	$11,000,000
Goldman Sachs Bank USA	$121,000,000
Total: $500,000,000